UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2012

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A

Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Private Placement

On April 30, 2012, GreenMan Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors pursuant to which the Company sold 821.6 Units for gross proceeds to the Company of $8,216,000. Each Unit had a purchase price of $10,000 and consisted of one share of 10% Convertible Preferred Stock (the “Preferred Stock”) and one warrant (the “Warrant”) to purchase 25,000 shares of common stock of the Company (the “Common Stock”).

The Preferred Stock has a ten percent (10%) annual dividend, payable quarterly in cash or in shares of Common Stock at the Company’s option. Each share of Preferred Stock is convertible, at any time at the option of the holder, into 25,000 shares of Common Stock. The conversion ratio of the Preferred Stock is subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share which is less than the conversion price of the Preferred Stock. The conversion price of the Preferred Stock is currently $0.40 per share. The holders of the Preferred Stock also have the right to elect three members of the Board of Directors and have certain liquidation preferences and other rights described in the Certificate of Designations filed as Exhibit 3.1 hereto.

Each Warrant included in the Units enables the holder to purchase up to 25,000 shares of Common Stock at an exercise price of $0.50 per share. The Warrants are subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share which is less than the exercise price and upon other customary terms, and may be exercised at any time during a five year period beginning on the six-month anniversary of the date of issuance.

The Company also granted the investors the right, exercisable at any time before March 31, 2013, to purchase up to approximately an additional 274 Units under the same terms as set forth above pursuant to an additional investment rights letter.

Pursuant to a Registration Rights Agreement between the Company and the investors named therein dated April 30, 2012, the Company is required to file a registration statement with the Securities and Exchange Commission on or before May 30, 2012, to register for resale the shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants issued at the closing.

The Company and certain of the investors also entered into a Voting Agreement dated April 30, 2012. Pursuant to the Voting Agreement the investors have agreed to vote their shares of Preferred Stock to elect: (a) two individuals to the Board of Directors designated by Spring Mountain Capital, for as long as Spring Mount Capital or its affiliates owns shares of Preferred Stock; and (b) one individual to the Board of Directors designated by Associated Private Equity LLC, for as long as Associated Private Equity LLC or its affiliates owns shares of Preferred Stock.

The foregoing descriptions of the private placement and the Securities Purchase Agreement, Warrant, additional investment rights, Registration Rights Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Amendments to Promissory Notes

On April 27, 2012, the Company entered into amendments to its existing promissory notes with each of Charles Coppa, Lyle Jensen and Dr. Allen Kahn. Each amendment reduced the interest rate of the promissory notes to 8% per annum and extended the maturity date of each promissory note to April 30, 2014. Pursuant to the amendments, the holders of the promissory notes also waived any prior defaults under the promissory notes. The foregoing description of the amendments to the promissory notes does not purport to be complete and is qualified in its entirety by reference to the complete text of each such amendment, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Amendment to Patent License and Note

On April 27, 2012, the Company and M&R Development, Inc. entered into Amendment No. 3 to Exclusive Patent License Agreement (the “License Amendment”) to amend the Exclusive Patent License Agreement originally entered into by the parties on June 17, 2009 (the “Patent License”). Pursuant to the License Amendment the parties agreed to amend the royalty provisions in the Patent License to clarify the calculation of the royalty payments and to amend the timing of the royalty payments. M&R Development, Inc. also agreed to waive any prior defaults under the Patent License.

On April 27, 2012, American Power Group, Inc. (“APG”), a wholly-owned subsidiary of the Company, and M&R Development, Inc. also entered into Amendment No. 1 to Amended and Restated Promissory Note dated as of December 1, 2009. The amendment modified the payment terms of the note to delay payment of interest and principal under the note.

The License Amendment and Amendment No. 1 to Amended and Restated Promissory Note also included provisions to allow certain amounts owed by M&R Development, Inc. to APG under the Amended and Restated Promissory Note to be offset against amounts owed by the Company to M&R Development as royalties under the Patent License.

The foregoing description of the License Amendment and Amendment No. 1 to Amended and Restated Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of each such amendment, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

New Credit Facility

On April 25, 2012, APG and Iowa State Bank entered into a $2,250,000 working capital line of credit (the “Credit Facility”) with Iowa State Bank (the “Lender”). The Credit Facility refinances approximately $2,250,000 of prior borrowings by APG from the Lender. The Credit Facility expires on April 25, 2013, and bears interest on any outstanding amounts at a variable interest rate which shall in no event be lower than 7% per year.

APG’s obligations under the Credit Facility are secured by the grant of a first priority security interest in all of APG’s assets. In addition, the Company has guaranteed APG’s obligations, and has secured that guarantee by (i) granting to the Lender a security interest in a $300,000 certificate of deposit and certain additional collateral and (ii) agreeing to issue to the Lender, as additional collateral, 2,000,000 shares of the Company’s common stock. Such shares of common stock will be returned to the Company, without consideration, at such time as all obligations under the Credit Facility have been satisfied and the Lender has no further obligations to make advances under the Credit Facility.

Amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount owed under the Credit Facility; (ii) any failure to keep the collateral insured; (iii) any default under any of the documents related to the Credit Facility; (iv) any attempt by any other creditor of APG or the Company to collect any indebtedness of APG or the Company through court proceedings; (v) any assignment for the benefit of creditors by APG or the Company, or the insolvency of either APG or the Company; (vi) the institution of certain bankruptcy proceedings by or against APG or the Company; (vii) any breach by APG or the Company of any covenant in the documents related to the Credit Facility; and (viii) any other occurrence that either significantly impairs the value of the collateral or causes the Lender to reasonably believe that the Lender will have difficultly collecting the amounts borrowed under the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the loan agreement and promissory note, copies of which are filed as an exhibit hereto and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Ardour Capital Investments served as the Company’s placement agent for the private placement transaction. As a result of the private placement, the Company paid the placement agent a cash commission equal to $590,800 and issued the placement agent a warrant to purchase 450,000 shares of Common Stock. The Company has also agreed to reimburse the placement agent for its reasonable out-of-pocket expenses incurred in connection with the placement of the securities.

As a condition to the closing of the private placement, the investors required that all of the Company’s then outstanding convertible promissory notes be converted into shares of Common Stock effective as of and immediately prior to the closing. At the closing of the private placement on April 30, 2012, holders of convertible promissory notes in the aggregate principal amount of $2,145,000 converted such principal, together with interest accrued thereon, into approximately 4,734,000 shares of Common Stock.

The securities offered, issued and sold pursuant to the private placement and pursuant to the conversion of the notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of the Purchase Agreement, the Company was able to rely upon the representations and warranties provided by the investors contained therein.

Item 3.03     Material Modification of Rights of Security Holders.

The Preferred Stock has a ten percent (10%) annual dividend, payable quarterly in cash or in shares of Common Stock. As of the date of issuance, each share of Preferred Stock is convertible, at any time and at the option of the holder, into 25,000 shares of Common Stock. The conversion ratio of the Preferred Stock is subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share which is less than the conversion price of the Preferred Stock. The conversion price of the Preferred Stock is currently $0.40 per share.

The holders of the Preferred Stock will vote with the Common Stock on all matters presented to the holders of the Common Stock on an as converted into Common Stock basis. The holders of Preferred Stock voting as a separate class are entitled to elect three members of the Board of Directors. The approval of the holders of at least 67% of the outstanding Preferred Stock will be required before the Company may take certain actions as described in the Certificate of Designations.

The holders of the Preferred Stock have priority in the event of a liquidation of the Company over the outstanding shares of Common Stock. Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of the Common Stock, the holders of the Preferred Stock are entitled to be paid out of the assets of the Company an amount equal the stated value of the Preferred Stock, which is initially $10,000 per share, plus any accrued, but unpaid, dividends.

The Preferred Stock may be required to convert into shares of Common Stock at the Company’s election if the trading price of the Common Stock meets certain thresholds as set forth in the Certificate of Designations. If the Company fails to meet certain obligations regarding the registration of the Preferred Stock or certain other matters affecting the Preferred Stock, the holders of Preferred Stock may require the Company to redeem the Preferred Stock.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2012, each of Dr. Allen Kahn and Mr. Thomas Galvin resigned from the Board of Directors of the Company.

On April 30, 2012, the Board of Directors appointed each of Mr. Neil Braverman, Dr. Avi Faliks and Mr. Jamie Weston to the Board of Directors. Each director was appointed pursuant to the terms of the Purchase Agreement and the Voting Agreement described in Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2012, the Board of Directors of the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware which designated the 10% Convertible Preferred Stock as a series of the preferred stock of the Company with the rights, preferences and privileges as further described in Item 1.01 and Item 3.03 above. The description of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designations filed with the Secretary of State of the State of Delaware, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01     Regulation FD Disclosure

On April 30, 2012, the Company issued a press release announcing the completion of the private placement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

3.1	Certificate of Designation filed with the Secretary of State of the State of Delaware on April 30, 2012

4.1	Form of Warrant issued to investors named in the Securities Purchase Agreement, dated April 30, 2012.

10.1	Securities Purchase Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012.

10.2	Form of Additional Investment Right, dated April 30, 2012.

10.3	Registration Rights Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012.

10.4	Voting Agreement between GreenMan Technologies, Inc. and the investors named therein, dated April 30, 2012.

10.5	Amendment No. 1 dated April 27, 2012, to Promissory Note dated as of October 12, 2011, issued by GreenMan Technologies, Inc. in favor of Lyle Jensen.

10.6	Amendment No. 1 dated April 27, 2012, to Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Dr. Allen Kahn.

10.7	Amendment No. 1 dated April 27, 2012, to Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Charles E. Coppa.

10.8	Amendment No. 3 dated April 27, 2012, to Exclusive Patent License dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and M&R Development Inc. (formerly known as American Power Group, Inc.).

10.9	Amendment No. 1 dated April 27, 2012, to Amended and Restated Promissory Note dated as of December 1, 2009, issued by M&R Development, Inc. (formerly known as American Power Group, Inc.) to American Power Group, Inc. (formerly known as GreenMan Alternative Energy, Inc.).

10.10	Business Loan Agreement, dated as of April 25, 2012, between American Power Group, Inc. and Iowa State Bank with regard to a $2,250,000 line of credit.

10.11	Promissory dated as of April 25, 2012, issued by American Power Group, Inc. in favor of Iowa State Bank.

99.1	Press Release issued by GreenMan Technologies, Inc., dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: May 2, 2012